Exhibit 99.1

Paycom Software, Inc. Reports First Quarter 2018 Results

First Quarter Revenues of $153.9 million, up 29% from comparable prior year period

First Quarter GAAP Net Income of $41.2 million, or $0.70 per diluted share, up 22% from comparable prior year period, as adjusted1

First Quarter Adjusted EBITDA of $80.7 million, up 34% from comparable prior year period, as adjusted1

First Quarter Non-GAAP Net Income of $55.8 million, or $0.95 per diluted share, up 57% from comparable year period, as adjusted1

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended March 31, 2018.

"Our momentum continued into 2018," said Chad Richison, Paycom's founder and chief executive officer. "We performed well across all aspects of our business, deploying several enhancements to our solution, expanding our sales organization and developing our internal talent to assume even more responsibility and leadership. I am encouraged by our achievements and believe they position us well for success throughout the year.”

Financial Highlights for the First Quarter of 2018

Total Revenues of $153.9 million represented a 29% increase compared to total revenues of $119.5 million in the same period last year. Recurring revenues of $151.9 million increased 29% from the comparable prior year period and constituted 99% of total revenues.

GAAP Net Income was $41.2 million, or $0.70 per diluted share, compared to GAAP net income of $33.7 million, or $0.57 per diluted share, in the same period last year, as adjusted1.

Adjusted EBITDA2 was $80.7 million, compared to $60.3 million in the same period last year, as adjusted1.

Non-GAAP Net Income2 was $55.8 million, or $0.95 per diluted share, compared to $35.5 million, or $0.61 per diluted share, in the same period last year, as adjusted1.

Cash and Cash Equivalents were $68.1 million as of March 31, 2018.

Total Long-Term Debt was $35.3 million as of March 31, 2018.

1 Effective January 1, 2018, we adopted the requirements of Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers, (Topic 606)” (”ASU 2014-09”). All prior period amounts and disclosures have been recast to comply with the new standards, as indicated by the “as adjusted” footnote.

2 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Exhibit 99.1

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending June 30, 2018 and the year ending December 31, 2018.  Please note that this guidance reflects the January 1, 2018 adoption of ASU 2014-09:

Quarter Ending June 30, 2018

Total Revenues in the range of $123.0 million to $125.0 million.

Adjusted EBITDA in the range of $43.0 million to $45.0 million.

Year Ending December 31, 2018

Total Revenues in the range of $545.0 million to $547.0 million.

Adjusted EBITDA in the range of $220.0 million to $222.0 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter ending June 30, 2018 or the year ending December 31, 2018 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Exhibit 99.1

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. Management uses Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses, loss on early repayment of debt, that are not core to our operations (if any) and the change in fair value of our interest rate swap and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), loss on early repayment of debt and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, Adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, nor as a substitute for net income or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies, and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, May 1, 2018, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 362-4443 (domestic) or (412) 317-5229 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until May 8, 2018. The replay passcode is 10118907.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified personnel; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to expand our corporate headquarters within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development; the expected impact of the Tax Cuts and Jobs Act of 2017 and our expected income tax rate for future periods; our plans to purchase shares of our common stock through a stock repurchase plan; and the impact on our consolidated financial statements of new accounting pronouncements.  In addition, forward-looking statements also consist of statements involving trend analyses and statements

Exhibit 99.1

including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “plan,” “potential,” “should,” “would,” “will,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2017.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Exhibit 99.1

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

		December 31, 2017
	March 31, 2018	*As Adjusted
Assets
Current assets:
Cash and cash equivalents	$68,121	$46,077
Accounts receivable	2,350	1,576
Prepaid expenses	7,001	4,982
Inventory	420	979
Income tax receivable	3,034	7,047
Derivative asset	13	—
Deferred contract costs	28,920	26,403
Current assets before funds held for clients	109,859	87,064
Funds held for clients	1,095,160	1,089,201
Total current assets	1,205,019	1,176,265
Property and equipment, net	159,561	147,705
Deposits and other assets	2,021	1,456
Goodwill	51,889	51,889
Intangible assets, net	905	958
Long-term derivative asset	155	—
Long-term deferred contract costs	188,580	171,865
Total assets	$1,608,130	$1,550,138
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,421	$6,490
Accrued commissions and bonuses	2,605	9,585
Accrued payroll and vacation	11,322	7,015
Deferred revenue	7,358	6,982
Current portion of long-term debt	1,331	888
Accrued expenses and other current liabilities	20,145	19,991
Current liabilities before client funds obligation	46,182	50,951
Client funds obligation	1,095,160	1,089,201
Total current liabilities	1,141,342	1,140,152
Deferred income tax liabilities, net	53,401	49,129
Long-term derivative liability	—	554
Long-term deferred revenue	46,419	44,642
Net long-term debt, less current portion	33,935	34,414
Total long-term liabilities	133,755	128,739
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 60,446,702 and 60,149,411 shares issued at March 31, 2018 and December 31, 2017, respectively; 57,916,718 and 57,788,573 shares outstanding at March 31, 2018 and December 31, 2017, respectively)	604	601
Additional paid-in capital	189,302	161,809
Retained earnings	299,685	258,525
Treasury stock, at cost (2,529,984 and 2,360,838 shares at March 31, 2018 and December 31, 2017, respectively)	(156,558)	(139,688)
Total stockholders' equity	333,033	281,247
Total liabilities and stockholders' equity	$1,608,130	$1,550,138

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Revenues
Recurring	$151,885	$117,914
Implementation and other	2,031	1,594
Total revenues	153,916	119,508
Cost of revenues
Operating expenses	20,568	15,086
Depreciation and amortization	3,037	2,060
Total cost of revenues	23,605	17,146
Administrative expenses
Sales and marketing	32,352	25,579
Research and development	11,250	6,797
General and administrative	32,657	15,250
Depreciation and amortization	3,032	2,226
Total administrative expenses	79,291	49,852
Total operating expenses	102,896	66,998
Operating income	51,020	52,510
Interest expense	—	(257)
Other income (expense), net	1,030	95
Income before income taxes	52,050	52,348
Provision for income taxes	10,890	18,654
Net income	$41,160	$33,694
Earnings per share, basic	$0.71	$0.58
Earnings per share, diluted	$0.70	$0.57
Weighted average shares outstanding:
Basic	57,793,023	57,307,187
Diluted	58,738,732	58,525,980

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Cash flows from operating activities
Net income	$41,160	$33,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,069	4,286
Amortization of debt issuance costs	6	23
Stock-based compensation expense	23,222	3,343
Cash paid for derivative settlement	(79)	—
Gain on derivative	(738)	—
Deferred income taxes, net	4,272	1,285
Changes in operating assets and liabilities:
Accounts receivable	(774)	(508)
Prepaid expenses	(2,019)	(938)
Inventory	(193)	176
Deposits and other assets	(565)	(154)
Deferred contract costs	(17,712)	(13,563)
Accounts payable	(710)	(1,349)
Income taxes, net	4,013	17,269
Accrued commissions and bonuses	(6,980)	(5,277)
Accrued payroll and vacation	4,307	2,919
Deferred revenue	2,153	2,455
Accrued expenses and other current liabilities	2,232	(3,436)
Net cash provided by operating activities	57,664	40,225
Cash flows from investing activities
Net change in funds held for clients	(5,959)	(92,736)
Purchases of property and equipment	(18,708)	(9,136)
Net cash provided by investing activities	(24,667)	(101,872)
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	2,093
Repurchases of common stock	(4,999)	—
Withholding taxes paid related to net share settlement	(11,871)	—
Principal payments on long-term debt	—	(282)
Net change in client funds obligation	5,959	92,736
Payment of debt issuance costs	(42)	(143)
Net cash (used in) provided by financing activities	(10,953)	94,404
Increase in cash and cash equivalents	22,044	32,757
Cash and cash equivalents
Beginning of period	46,077	60,158
End of period	$68,121	$92,915

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Reconciliations of GAAP to non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Net income to Adjusted EBITDA:
Net income	$41,160	$33,694
Interest expense	—	257
Provision for income taxes	10,890	18,654
Depreciation and amortization	6,069	4,286
EBITDA	58,119	56,891
Non-cash stock-based compensation expense	23,438	3,406
Change in fair value of interest rate swap	(817)	—
Adjusted EBITDA	$80,740	$60,297

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Net income to non-GAAP net income:
Net income	$41,160	$33,694
Non-cash stock-based compensation expense	23,438	3,406
Change in fair value of interest rate swap	(817)	—
Income tax effect on non-GAAP adjustment	(8,013)	(1,625)
Non-GAAP net income	$55,768	$35,475

Weighted average shares outstanding:
Basic	57,793,023	57,307,187
Diluted	58,738,732	58,525,980

Earnings per share basic	$0.71	$0.58
Earnings per share diluted	$0.70	$0.57
Non-GAAP net income per share, basic	$0.96	$0.62
Non-GAAP net income per share, diluted	$0.95	$0.61

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.71	$0.58
Non-cash stock-based compensation expense	0.40	0.06
Change in fair value of interest rate swap	(0.01)	—
Income tax effect on non-GAAP adjustment	(0.14)	(0.02)
Non-GAAP net income per share, basic	$0.96	$0.62

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.70	$0.57
Non-cash stock-based compensation expense	0.40	0.06
Change in fair value of interest rate swap	(0.01)	—
Income tax effect on non-GAAP adjustment	(0.14)	(0.02)
Non-GAAP net income per share, diluted	$0.95	$0.61

	Three Months Ended March 31,
	2018	2017
Adjusted gross profit:
Total revenues	$153,916	$119,508
Less: Total cost of revenues	(23,605)	(17,146)
Total gross profit	130,311	102,362
Plus: Non-cash stock-based compensation expense	2,868	491
Total adjusted gross profit	$133,179	$102,853
Total gross profit %	84.7%	85.7%
Total adjusted gross profit %	86.5%	86.1%

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Adjusted sales and marketing expenses:
Sales and marketing expenses	$32,352	$25,579
Less: Non-cash stock-based compensation expense	(1,907)	(810)
Total adjusted sales and marketing expenses	$30,445	$24,769

Total revenues	$153,916	$119,508
Total adjusted sales and marketing expenses as a % of revenues	19.8%	20.7%

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Adjusted administrative expenses:
Administrative expenses	$79,291	$49,852
Less: Non-cash stock-based compensation expense	(20,570)	(2,915)
Total adjusted administrative expenses	$58,721	$46,937

Total revenues	$153,916	$119,508
Total adjusted administrative expenses as a % of revenues	38.2%	39.3%

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

	Three Months Ended March 31,
	2018	2017
Adjusted research and development expenses:
Research and development expenses	$11,250	$6,797
Less: Non-cash stock-based compensation expense	(2,247)	(159)
Total adjusted research and development expenses	$9,003	$6,638

Total revenues	$153,916	$119,508
Total adjusted research and development expenses as a % of revenues	5.8%	5.6%

	Three Months Ended March 31,
	2018	2017
Total research and development costs:
Capitalized research and development costs	$6,638	$2,876
Research and development expenses	11,250	6,797
Total research and development costs	$17,888	$9,673

Total revenues	$153,916	$119,508
Total research and development costs as a % of revenues	11.6%	8.1%

Total adjusted research and development costs:
Total research and development costs	$17,888	$9,673
Less: Capitalized non-cash stock-based compensation	(2,539)	(349)
Less: Non-cash stock-based compensation expense	(2,247)	(159)
Total adjusted research and development costs	$13,102	$9,165

Total revenues	$153,916	$119,508
Total adjusted research and development costs as a % of revenues	8.5%	7.7%

Exhibit 99.1

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended March 31,
		2017
	2018	*As Adjusted
Non-cash stock-based compensation expense:
Operating expenses	$2,868	$491
Sales and marketing	1,907	810
Research and development	2,247	159
General and administrative	16,416	1,946
Total non-cash stock-based compensation expense	$23,438	$3,406

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

media@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620 investors@paycom.com

Source: Paycom Software, Inc.